Exhibit 99.1

July 28, 2004

STERICYCLE, INC. REPORTS RESULTS
FOR SECOND QUARTER 2004
  NET INCOME OF $18.9 MILLION FOR THE QUARTER, UP 21.6% FROM YEAR-AGO QUARTER
  REVENUES OF $123.8 MILLION FOR THE QUARTER, UP 9.4% FROM YEAR-AGO QUARTER
  EARNINGS PER SHARE OF $0.41 FOR THE QUARTER, UP 20.1% FROM $0.34 IN THE YEAR-AGO QUARTER: WITHOUT FIXED ASSET WRITE OFFS AND OTHER CHARGES OF APPROXIMATELY $0.02 PER SHARE, EPS WOULD HAVE BEEN $0.43 FOR THE QUARTER

Lake Forest, Illinois, JULY 28, 2004 - Stericycle, Inc. (NASDAQ:SRCL), the United States' leading provider of medical waste management and compliance services for the healthcare community, today reported financial results for the second quarter of 2004. "The second quarter was the another strong quarter for our company," said Mark Miller, Stericycle president and chief executive officer. "Our continued focus on strategically managing our business has resulted in continued increases in revenues, operating income, and net income."

SECOND QUARTER AND YEAR-TO-DATE RESULTS
Revenues for the quarter ended June 30, 2004 were $123.8 million, up 9.4% from $113.1 million in the same quarter last year. International equipment sales contributed $2.9 million in revenues compared to $0.4 million in the second quarter of 2003. Gross profit was $55.3 million, up 13.3% from $48.8 million in the same quarter last year. Gross profit as a percent of revenues increased to 44.7% from 43.2% in the second quarter of 2003.

Net income for the second quarter of 2004 rose 21.6% to $18.9 million, up from $15.5 million in the second quarter of 2003.

Earnings per diluted share for the second quarter of 2004 were $0.41, up 20.1% from $0.34 in the second quarter of 2003. Without approximately $1.5 million or $0.02 per share in charges related to the write off of select U.S. incineration equipment and to loan amendment fees related to the increase in our senior secured credit facility in connection with our acquisition in June 2004 of White Rose Environmental Limited, earnings per diluted share for the second quarter of 2004 would have been $0.43.

Weighted shares outstanding used to determine earnings per diluted share were 46,216,242 for the second quarter of 2004 and 46,105,360 for the second quarter of 2003.

For the six months ended June 30, 2004, revenues increased to $241.3 million, up 7.1% from $225.4 million in the same period a year ago. Gross profit was $108.5 million, up 13.0% from $96.0 million in the same period a year ago. Gross profit as a percent of revenues increased to 45.0% for the six months ended June 30, 2004 from 42.6% for the same period in 2003. Earnings per share increased 24.3% to $0.82 from $0.66 per diluted share in the same period a year ago.

Effective June 1, 2004, we acquired White Rose Environmental Limited, a leading provider of medical waste management services in the United Kingdom, for approximately $52.3 million in cash and $11.5 million in notes. The White Rose Environmental acquisition has been reflected in our financial statements for the second quarter of 2004. In connection with this acquisition, we amended our senior secured credit facility, increasing the revolving credit facility from $105 million to $187 million with the option to increase the facility by a further $18 million. Our total debt to capitalization percentage ratio increased from 28.1% at December 31, 2003 to 31.0% at June 30, 2004.

Miller said, "During the quarter we continued to execute our proven business model, generating strong sales growth and record income from operations. The cash flow from operations of $46.9 million generated from operations for the first months of the year was used to strenghten the business."

Stericycle provides medical waste collection, transportation, treatment and disposal services and safety and compliance programs. For more information, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond Stericycle's control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include difficulties in completing the integration of acquired businesses, changes in governmental regulation of medical waste collection and treatment, and increases in transportation and other operating costs, as well as the various other factors identified in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The Company makes no commitment to disclose any subsequent revisions to forward-looking statements.

Stericycle Financial Statements for Second Quarter 2004

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            June 30,     December 31,
                                                               2004          2003
                                                           ------------  ------------
                                                            (unaudited)
                         ASSETS
Current assets:
  Cash and cash equivalents.............................. $     15,066  $      7,240
  Short-term investments.................................          102           641
  Accounts receivable, less allowance for doubtful
    accounts of $3,859 in 2004 and $4,149 in 2003........       70,278        59,711
  Parts and supplies.....................................        3,757         3,244
  Prepaid expenses.......................................        6,605         7,339
  Notes receivable.......................................        3,423         2,223
  Deferred tax asset.....................................       11,224        12,345
  Other..................................................        2,410         4,994
                                                           ------------  ------------
         Total current assets............................      112,865        97,737
                                                           ------------  ------------
Property, plant and equipment, net.......................      125,879        96,562
Other assets:
  Goodwill...............................................      515,176       464,946
  Intangible assets, less accumulated amortization of
    $6,685 in 2004 and $5,459 in 2003....................       31,532        31,642
  Notes receivable.......................................        9,517         7,717
  Other..................................................        7,699         8,858
                                                           ------------  ------------
         Total other assets..............................      563,924       513,163
                                                           ------------  ------------
   Total assets.......................................... $    802,668  $    707,462
                                                           ============  ============

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................... $      4,508  $      4,830
  Accounts payable.......................................       15,905        15,741
  Accrued liabilities....................................       35,282        43,436
  Deferred revenue.......................................       10,011         4,987
                                                           ------------  ------------
         Total current liabilities.......................       65,706        68,994
                                                           ------------  ------------
Long-term debt, net of current portion...................      208,142       163,016
Deferred income taxes....................................       51,548        42,277
Other liabilities........................................        4,294         4,411
Redeemable preferred stock:
  Series A convertible preferred stock (par value $.01
  share, 75,000 shares authorized, 22,799 outstanding
  2003, liquidation preference of $24,814 at
  December 31, 2003).....................................           --        20,944
Common shareholders' equity:
  Common stock (par value $.01 per share, 80,000,000
  shares authorized, 45,116,428 issued and outstanding
  in 2004, 41,868,515 issued and outstanding in 2003)....          452           420
Additional paid-in capital...............................      318,349       290,631
Accumulated other comprehensive loss.....................          (53)          530
Retained earnings........................................      154,230       116,239
                                                           ------------  ------------
         Total shareholders' equity......................      472,978       407,820
                                                           ------------  ------------
  Total liabilities and shareholders' equity............. $    802,668  $    707,462
                                                           ============  ============

Total debt to capitalization percentage ratio............         31.0%        28.1%
Calculation of total debt to capitalization percentage ratio:
Total debt............................................... $    212,650  $    167,846
Redeemable preferred stock...............................           --        20,944
Shareholders' equity.....................................      472,978       407,820
                                                           ------------  ------------
Capitalization........................................... $    685,628  $    596,610

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

                                                    Three Months Ended June 30,                          Six Months Ended June 30,
                                            --------------------------------------------    ---------------------------------------------
                                                   2004                   2003                     2004                    2003
                                            --------------------   ---------------------    ---------------------   ---------------------
                                                 $      % of Rev        $      % of Rev          $      % of Rev         $      % of Rev
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Revenues.................................. $   123,793    100.0% $   113,135     100.0%  $   241,349     100.0% $   225,446     100.0

  Cost of revenues........................      68,458     55.3        64,293      56.8        132,859      55.0       129,460      57.4
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Gross profit                                    55,335     44.7        48,842      43.2        108,490      45.0        95,986      42.6
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
  Selling, general and
    administrative expenses...............      18,906     15.3        17,098      15.1         36,650      15.2        33,472      14.8
  Amortization............................         590      0.5           365       0.3          1,194       0.5           686       0.3
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
     Total SG&A expenses and amortization.      19,496     15.7        17,463      15.4         37,844      15.7        34,158      15.2
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
  Income from operations before
    excluded charges......................      35,839     29.0        31,379      27.7         70,646      29.3        61,828      27.4

  Write-down of treatment related
   fixed assets...........................       1,155      0.9            --        --          1,155       0.5            --        --
  Acquisition-related costs...............          78      0.1           123       0.1            194       0.1           214       0.1
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Income from operations....................      34,606     28.0        31,256      27.6         69,297      28.7        61,614      27.3
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Other income (expense):
  Interest income.........................          66      0.1            71       0.1            118        --           260       0.1
  Interest expense........................      (2,584)    (2.1)       (3,385)     (3.0)        (5,113)     (2.1)       (7,312)     (3.2)
  Loan amendment fees (2004)/
      debt extinguishment (2003)..........        (333)    (0.3)       (1,640)     (1.4)          (333)     (0.1)       (3,268)     (1.4)
  Other expense...........................        (547)    (0.4)         (561)     (0.5)          (967)     (0.4)       (1,206)     (0.5)
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
     Total other income (expense).........      (3,398)    (2.7)       (5,515)     (4.8)        (6,295)     (2.6)      (11,526)     (5.1)
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Income before income taxes................      31,208     25.2        25,741      22.8         63,002      26.1        50,088      22.2
Income tax expense........................      12,341     10.0        10,219       9.0         25,011      10.4        19,885       8.8
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Net income................................ $    18,867     15.2% $    15,522      13.8%  $    37,991      15.7% $    30,203      13.4
                                            =========== ========   =========== =========    =========== =========   =========== =========

Earnings per share - diluted.............. $      0.41            $      0.34              $      0.82             $      0.66
                                            ===========            ===========              ===========             ===========
Weighted average number of common
  shares outstanding - diluted............  46,216,242             46,105,360               46,304,672              45,976,560
                                            ===========            ===========              ===========             ===========

As reported net income                     $    18,867            $     1,552              $    37,991             $    30,203
Plus:
Write off of treatment related fixed
   assets-after tax....................... $       698            $        --              $       696             $        --
Loan amendment fees (2004)/
   debt extinguishment (2003)-after tax... $       201            $       989              $       201             $     1,971

Adjusted net income                        $    19,766            $    16,511              $    38,888             $    32,174

Adjusted earnings per share-diluted        $      0.43            $      0.36              $      0.84             $      0.70

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

                                                               For the Six
                                                          Months Ended June 30,
                                                         ----------------------
                                                            2004        2003
                                                         ----------  ----------
OPERATING ACTIVITIES:
Net income............................................. $   37,991  $   30,203
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Write off of deferred financing costs..............         --         484
    Stock compensation expense.........................         21          76
    Tax benefit of disqualifying dispositions
      of stock options.................................      4,826       3,537
    Loss on sale of property and equipment.............      1,407          72
    Depreciation.......................................      8,726       7,613
    Amortization.......................................      1,194         686
    Deferred income taxes..............................      9,992       6,014
Changes in operating assets and liabilities, net of
  effect of acquisitions:
    Accounts receivable................................     (2,091)        930
    Parts and supplies.................................         12         144
    Prepaid expenses and other assets..................      4,828       7,105
    Accounts payable...................................     (5,848)     (3,978)
    Accrued liabilities................................    (14,223)      6,406
    Deferred revenue...................................         47         547
                                                         ----------  ----------
Net cash provided by operating activities..............     46,882      59,839
                                                         ----------  ----------
INVESTING ACTIVITIES:
  Payments for acquisitions and international
    investments, net of cash acquired..................    (55,941)    (33,713)
  Purchases of short-term investments..................        539        (188)
  Proceeds from sale of property and equipment.........         61         183
  Capital expenditures.................................    (15,013)     (9,158)
                                                         ----------  ----------
Net cash used in investing activities..................    (70,354)    (42,876)
                                                         ----------  ----------
FINANCING ACTIVITIES:
  Proceeds from issuance of note payable...............        618       1,132
  Repayment of senior subordinated debt................         --     (17,775)
  Payments of deferred financing costs.................         --        (395)
  Repayment of long-term debt..........................     (2,104)     (3,093)
  Net (repayments of) proceeds from senior credit facil     32,000      (4,186)
  Principal payments on capital lease obligations......       (498)       (496)
  Purchase of common stock.............................     (5,660)         --
  Proceeds from other issuances of common stock........      7,549       5,661
                                                         ----------  ----------
Net cash used in financing activities..................     31,905     (19,152)
                                                         ----------  ----------
Effect of exchange rate changes on cash................       (607)        (87)
                                                         ----------  ----------
Net decrease in cash and cash equivalents..............      7,826      (2,276)
Cash and cash equivalents at beginning of period.......      7,240       8,375
                                                         ----------  ----------
Cash and cash equivalents at end of period............. $   15,066  $    6,099
                                                         ==========  ==========
Non-cash activities:
Net issuances of common stock for certain acquisitions. $       70  $       70
Net issuances of notes payable for certain acquisitions $   14,788  $       --